SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                   -------

                                  FORM 8-K

                               CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


      Date of report (Date of earliest event reported):  October 20, 1998
                                                         ----------------


                              META GROUP, INC.
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             (Exact name of Registrant as Specified in Charter)


           DELAWARE                   0-27280             06-0971675
           --------                   -------             ----------
 (State or other jurisdiction    (Commission file      (I.R.S. Employer
     of incorporation or              number)        Identification No.)
        organization)


208 Harbor Drive, Stamford, CT                                 06912
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(Address of principal executive offices)                   (Zip Code)


Registrant's telephone number including area code:  (203) 973-6700

                          No change since last report
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              (Former name or address, if changed since last report)



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Item 2.  Acquisition or Disposition of Assets.
----------------------------------------------

      On October 20, 1998, META Group, Inc. ("META Group") acquired (the "Acquisition") all of the capital stock of The Sentry Group, Inc. ("Sentry") through a merger of MG Acquisition Corporation ("Acquisition Sub"), a wholly-owned subsidiary of META Group, with and into Sentry. The Acquisition was consummated pursuant to an Agreement and Plan of Merger by and among META Group, Acquisition Sub and Sentry dated as of September 23, 1998 (the "Merger Agreement").

      Sentry's assets consist primarily of its information technology ("IT") business value consulting practice. This practice consists primarily of IT consultants. Sentry helps companies resolve the critical problem of widespread inefficiency often found in outsourcing and the lost business value from unrealized IT investments. META Group currently intends to operate Sentry as a separate business unit which will expand and complement META Group's existing META Group Consulting division.

      The following summary of the Acquisition is qualified in its entirety by the more detailed information contained in the copy of the Merger Agreement included as Exhibit 2.1 to this Current Report on Form 8-K.

      As consideration for the capital stock of Sentry, META Group paid the holders of Sentry's common stock 195,066 shares in the aggregate of META Group common stock, par value $.01 per share ("META Group Common Stock"), as initial consideration. If certain financial targets for Sentry are met for the 1999 fiscal year, META Group will pay up to $7.0 million in the aggregate in META Group Common Stock or cash, at META Group's option. In addition, META Group issued to the holders of Sentry common stock as additional initial consideration warrants to purchase up to 200,000 shares of META Group Common Stock at an exercise price of $30.00 per share. Warrants to purchase 125,000 shares of META Group Common Stock are currently exercisable and warrants to purchase 75,000 shares of META Group Common Stock are exercisable only if certain financial targets are met by Sentry for the 1999 fiscal year. The source of the consideration was from the authorized common stock of META Group and, to the extent contingent consideration, if any, is paid in cash, from META Group's cash on hand. It is anticipated that 150,101 shares of the initial payment of 195,066 shares will be registered by META Group pursuant to the terms of a Registration Rights Agreement (attached hereto as Exhibit 4.1). The remainder of the shares will be placed into escrow pursuant to the terms of an Escrow Agreement (attached hereto as Exhibit 4.2).

      The purchase price for shares of Sentry capital stock was determined through arms' length negotiations between management of META Group on the one hand and Sentry and Sentry's stockholders on the other hand. The Merger Agreement was approved by the Boards of META Group, Acquisition Sub and Sentry and, at a special meeting of the Sentry stockholders, by Sentry's stockholders. Sentry's stockholders consist of 32 persons and entities. Prior to the Acquisition, the following persons or entities beneficially owned five or more percent of Sentry common stock: Safeguard Scientifics (Delaware), Inc., William
A. Gannon, Sr., Robert H. Cawly and Kirk K. Reiss. Neither Sentry nor its stockholders had any material relationship prior to the Acquisition with META Group, Acquisition Sub, any affiliate of META Group or Acquisition Sub, any officer or director of META Group or Acquisition Sub or any associate of any such officer or director.

      META Group intends to use Sentry's assets to complement META Group's existing META Group Consulting business. The Acquisition will be accounted for as a purchase.

      In partial response to this item, META Group's press release dated October 21, 1998 is incorporated herein by reference (and is attached hereto as Exhibit 99.1).

Item 7.  Financial Statements and Exhibits
------------------------------------------

      (c)   Exhibits.

            2.1 Agreement  and Plan of Merger by and among META Group,  Inc., MG
                Acquisition Corporation and The Sentry Group, Inc. dated as of September 23,1998 ("Agreement and Plan of Merger")(with certain confidential information deleted).

            2.2 Amendment No. 1 to Agreement and Plan of Merger.

            4.1 Registration Rights Agreement dated as of October 20, 1998 by and among META Group, Inc. and the stockholders of The Sentry Group, Inc. listed on the signature pages thereto.

            4.2 Escrow  Agreement dated as of October 20, 1998 among META Group,
                Inc., Peter A. Naber and State Street Bank and Trust Company.

            99.1 Press release dated October 21, 1998.



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                                    SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                  META GROUP, INC.



                                  By:   /s/Dale Kutnick
                                        -------------------------------------
                                        Dale Kutnick
                                        President and Chief Executive Officer



Date: November 3, 1998